EX. 10.4


                       STOCK EXCHANGE AGREEMENT


    This Agreement is made between Rightiming Electronics Corp. (hereinafter "Rightiming") and Lotus Pacific, Inc. (hereinafter "Lotus") on September 18, 1997.

    WHEREAS, Rightiming beneficially owns 6,000,000 shares of common stock of Regent Electronics Corp., and Lotus has the right to issue 6,000,000 shares of common stock of Lotus Pacific, Inc.

    WHEREAS, Both parties expressed their willingness to exchange for the equity position owned by the other party.

    For good consideration the parties hereby agree as follows:

    1. Rightiming shall transfer 6,000,000 shares of common stock of Regent Electronics Corp., which it currently owns, to Lotus in exchange for 6,000,000 shares of common stock of Lotus Pacific, Inc., which shall be issued by Lotus.

    2. Lotus shall issue 6,000,000 shares of common stock of Lotus Pacific, Inc. to Rightiming to acquire 6,000,000 shares of common stock of Regent Electronics Corp., which is currently owned by Rightiming.

    3. Upon signing by both parties, the present Agreement shall take effect immediately. Rightiming shall transfer 6,000,000 shares of common stock of Regent Electronics Corp. it currently owns to Lotus, and Lotus shall cause its stock transfer agent to issue 6,000,000 shares of its common stock to Rightiming as soon as practicable.

    4. Rightiming is aware that the 6,000,000 shares to be issued by Lotus Pacific, Inc. are restricted securities as defined in Rule 144 of Securities Act of 1933.

    5. Rightiming warrants and covenants to Lotus that Rightiming is the exclusive owner of said 6,000,000 shares of common stock of Regent Electronics Corp. and said shares are free of any lien, mortgages or other encumbrances.

    6. Lotus warrants and covenants to Rightiming that the said shares to be issued are free of any lien, mortgages or other encumbrances.

    7. All the matters related to the present agreement shall be governed in accordance with the laws of the State of Delaware.

    8. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    9. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective administrators, executors, successors and assigns.

    IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.





  For and on behalf of                        For and on behalf of
  Rightiming Electronics Corp.                Lotus Pacific, Inc.






   By:  /s/                                     By:   /s/
     Richard Ho, President                      James Yao, President